Amendment No. 26-Transfer Agency Interactive Client Services Agreement

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of November 22, 2021 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Transfer Agency Interactive Client Services Agreement between the Fund and ALPS dated December 8, 2008, as amended or restated from time to time

“ALPS”	ALPS Fund Services, Inc.

“Fund”	AQR Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		AQR Funds

By:	/s/ Ken Fullerton	By:	/s/ Nicole DonVito
Name:	Ken Fullerton	Name:	Nicole DonVito
Title:	Authorized Representative	Title:	Chief Legal Officer & Vice President

Schedule A to this Amendment

Amendments

As of the Effective Date, the Existing Agreement is amended as follows:

1.	The current Appendix A – List of Portfolios is deleted in its entirety and replaced with new Appendix A – List of Portfolios, attached hereto and incorporated herein.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

APPENDIX A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED
AQR Large Cap Momentum Style Fund	Class I Class N Class R6
AQR Small Cap Momentum Style Fund	Class I Class N Class R6
AQR International Momentum Style Fund	Class I Class N Class R6
AQR Global Equity Fund	Class N Class I Class Y Class R6
AQR International Equity Fund	Class N Class I Class Y Class R6
AQR Diversified Arbitrage Fund	Class N Class I Class R6
AQR Managed Futures Strategy Fund	Class N Class I Class R6
AQR Multi-Asset Fund	Class N Class I Class R6
AQR Large Cap Defensive Style Fund	Class N Class I Class R6
AQR International Defensive Style Fund	Class N Class I Class R6
AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6
AQR Large Cap Multi-Style Fund	Class N Class I Class R6
AQR Small Cap Multi-Style Fund	Class N Class I Class R6
AQR International Multi-Style Fund	Class N Class I Class R6
AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6
AQR Style Premia Alternative Fund	Class I Class N Class R6
AQR Macro Opportunities Fund	Class N Class I Class R6
AQR Emerging Multi-Style II Fund	Class I Class N Class R6
AQR Equity Market Neutral Fund	Class I Class N Class R6
AQR Alternative Risk Premia Fund	Class I Class N Class R6
AQR Core Plus Bond Fund	Class I Class N Class R6
AQR High Yield Bond Fund	Class I Class N Class R6
AQR Diversifying Strategies Fund	Class I Class N Class R6
AQR Sustainable Long-Short Equity Carbon Aware Fund	Class I Class N Class R6